    As filed with the Securities and Exchange Commission on February 22, 2000
                                Registration No.

                              --------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       INFORMATION ARCHITECTS CORPORATION
             (Exact name of Registrant as specified in its charter)


       NORTH CAROLINA                        7372                      87-0399301
------------------------------    ----------------------------    ---------------------
(State or other jurisdiction of   (Primary Standard Industrial       (I.R.S. Employer
  incorporation organization)      Classification Code Number)    Identification Number)

                                4064 Colony Road
                         Charlotte, North Carolina 28211
                                 (704) 365-2324
               (Address, including zip code and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                             ----------------------
                                 J. Dain Dulaney
                       INFORMATION ARCHITECTS CORPORATION
                                4064 Colony Road
                         Charlotte, North Carolina 28211
                                 (704) 365-2324
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                             ----------------------
                                    COPY TO:
                                 Jeffrey S. Hay
                       McGUIRE, WOODS, BATTLE & BOOTHE LLP
                             100 North Tryon Street
                                   Suite 2900
                         Charlotte, North Carolina 28202
                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of Each Class of
   Securities to be               Proposed Maximum                Amount of
     Registered               Aggregate Offering Price         Registration Fee
----------------------        ------------------------         ----------------
Common Stock of                   $37,500,000 (1)                    $9,900
Information Architects
Corporation (par value
$.001 per share)

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2000

                       INFORMATION ARCHITECTS CORPORATION

                                  ______ SHARES

                                  COMMON STOCK
                                ($.001 PAR VALUE)
               ---------------------------------------------------

ABOUT OUR COMPANY:

o We deliver information management solutions that empower organizations to securely distribute content and functionality across the internet.

o    Our headquarters are located at:
     4064 Colony Road
     Charlotte, North Carolina 28211
     Telephone: (704) 365-2324

THE OFFERING:

o We intend to use any net proceeds from the offering for general corporate purposes, including a marketing campaign, further development of our proprietary software and expansion of our sales force.

o    Closing: March ___, 2000

TRADING SYMBOL:

Our common stock is listed on the Nasdaq National Market under the symbol
"IARC."

THE COMMON STOCK:

We are selling up to ______ shares of our common stock and have retained Stonegate Securities as the placement agent to offer and sell the shares for us in a best efforts offering. The placement agent is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered.

THE SELLING SHAREHOLDER:

The selling shareholder named in this prospectus is selling 150,000 shares of our common stock and has also retained Stonegate Securities as the placement agent to offer the shares and to use its best efforts to sell the shares. We will not receive any proceeds from the sale of the shares sold by the selling shareholder. We will pay all expenses incurred in connection with this offering, but the selling shareholder will pay Stonegate Securities' fee.

--------------------------------------------------------------------------------
                     PUBLIC OFFERING        PLACEMENT AGENT'S
                          PRICE                   FEE (1)          PROCEEDS (2)
                     ---------------        -----------------      ------------
Per Share                $                      $                       $
Total                    $                      $                       $
--------------------------------------------------------------------------------
(1) We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933.
(2)      Before deducting estimated expenses of $____________  payable by us.

               ---------------------------------------------------

BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY CONSIDER RISKS DESCRIBED IN THE RISK FACTORS BEGINNING ON PAGE 2.

               ---------------------------------------------------



--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               -------------------

                                 PLACEMENT AGENT

                           STONEGATE SECURITIES, INC.

                               -------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

         This Summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section.

THE COMPANY

         We deliver information management solutions that empower organizations to securely distribute digital content and functionality across the internet. The Metaphoria software technology is an XML-based product suite that offers customized delivery of any digital information across the internet. The Metaphoria software technology enables aggregation of digital information content from any source computer system, including mainframes, client server systems, internet servers, intranets and extranets. Syndication is the means by which an organization customizes and distributes digital information helping companies improve data exchange and collaboration among its business partners, suppliers, and customers. Metaphoria's real-time aggregation and syndication technology enables users, from any internet site or internet enabled device, to access digital content and e-commerce software from any source computer system. We believe that this real-time digital access is a competitive advantage for our customers because it should enhance the overall user experience and promote loyalty to the website. The implementation and maintenance of these information management solutions require that we provide associated internet related services using highly trained technical personnel that are familiar with leading edge internet architecture and technology.

THE OFFERING

Common stock offered by us.....................................

Common stock offered by the selling shareholder................  150,000

Common stock outstanding immediately prior
to the offering................................................  28,271,505 (1)

Common stock estimated to be outstanding after
the offering...................................................

Use of proceeds................................................  We will not receive any proceeds from the sale of the selling shareholder's shares. We expect
                                                                 gross proceeds of $35,000,000 if all of the
                                                                 shares of common stock are sold pursuant to
                                                                 the offer. We will use all proceeds for general
                                                                 corporate purposes.


(1) This information is based on the number of shares outstanding at February 18, 2000.

                                  RISK FACTORS

         In evaluating our business, prospective investors should carefully consider the following risks in addition to the other information in this prospectus or in the documents referred to in this prospectus. Any of the following risks could have a material adverse impact on our business, operating results and financial condition and result in a complete loss of your investment.

         The statements made in this prospectus, including the information incorporated by reference, that are not historical facts, contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may", "will", "should", "anticipates", "expects", "projects", "estimates", "believes" or "continue", the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward looking statements include, but are not limited to, the risk factors discussed below.

OUR LIMITED OPERATING HISTORY IN THE CONTENT AGGREGATION AND SYNDICATION BUSINESS MAY IMPEDE YOUR ABILITY TO EVALUATE OUR BUSINESS AND ITS FUTURE PROSPECTS.

         Our operating history in the content aggregation and syndication business is limited so it will be difficult for you to evaluate us in making an investment decision. As of September 30, 1999 we have only received approximately $90,000 of revenue from the content aggregation and syndication business. We have not had a profitable quarter as a result of our new business direction and do not expect to have a profit for the year 2000. Since July 1, 1999, we have funded our operations primarily from the sale of common stock and securities convertible into common stock and have not generated net income from operations. Our content aggregation and syndication business is still in the early stages of development. Before buying our common stock, you should consider the risks and difficulties frequently encountered by companies in new and rapidly evolving markets, particularly those companies whose businesses depend on the internet. These risks and difficulties, as they apply to us in particular, include:

         - potential fluctuations in operating results and uncertain growth rates;
         -        limited market acceptance of our products;
         -        concentration of our revenues in a single product suite;
         -        our need to manage rapidly expanding operations; and
         -        our need to attract and train qualified personnel.

THE MARKET FOR E-BUSINESS IS NEW AND EMERGING AND IF IT DOES NOT GROW AS RAPIDLY AS WE ANTICIPATE OR FAILS TO EMERGE AT ALL, OUR PLANNED GROWTH AND FINANCIAL OBJECTIVES WILL NOT BE MET.

         Our success is dependent on the emergence of the market for e-business; and if that market does not grow as rapidly as we anticipate, we may fail to achieve profitability. We are planning to dedicate all of our sales, marketing and product development efforts toward e-business. If these markets do not develop as rapidly as we expect, our planned growth and financial objectives will not be met. A number of factors could prevent or hinder the emergence of these markets, including the following:

         - the unwillingness of customers to change their traditional method of conducting commerce;
         - the failure of the internet network infrastructure to keep pace with substantial growth;
         - adverse publicity and consumer concern about the security of electronic commerce transactions; and
         - any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and on-line businesses.

OUR QUARTERLY OPERATING RESULTS ARE VOLATILE AND DIFFICULT TO PREDICT, AND IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE SIGNIFICANTLY.

         Our quarterly operating results have fluctuated significantly in the past, and we expect them to continue to fluctuate in the future, which may result in a decrease in the price of our common stock. Because our business is evolving rapidly and we have a limited operating history in the new business, we have little experience in forecasting our revenues. Since our operating results are volatile and difficult to predict, we believe that period-to-period comparisons of our operating results are not a reliable indication of our future performance. It is possible that in some future periods our results of operations may not meet or exceed the expectations of public market analysts and investors and the price of our common stock may decline.

VOLATILITY IN OUR STOCK PRICE MAY ADVERSELY EFFECT OUR BUSINESS

         Fluctuations in the market price of our common stock may adversely affect our access to capital and financing and our ability to attract and retain qualified personnel. Historically, our common stock price and trading volume have fluctuated widely, with a 52-week range as of February 18, 2000 of $19.63 to $.68. We expect fluctuations to continue in the future for a number of reasons, including the following:

         - our success or failure in meeting market expectations of our quarterly or annual revenues, net income or earnings per share;
         - announcements by us or our competitors regarding new services and products or technological innovations;
         - stock prices for many technology companies fluctuate widely for reasons, including perceived potential value, that may be unrelated to operating results; and
         -        announcements of unusual events, such as acquisitions.

OUR REVENUES DEPEND ON A SINGLE PRODUCT LINE, WHICH IS IN AN EARLY STAGE OF COMMERCIALIZATION.

         A decline in demand for or in the selling price of our Metaphoria products would have a direct negative effect on our primary source of revenues and could cause our stock price to fall. We expect all of our revenues in 2000 to be derived from software licenses and service fees from our suite of products related to the Metaphoria technology. Our suite of products related to the Metaphoria technology is at an early stage of commercialization and the level of market acceptance they will attain is difficult to forecast. Our technology involves a new approach to the conduct of online business and, as a result, intensive marketing and sales efforts are necessary to educate prospective customers regarding the uses and benefits of our products. Market acceptance could be seriously impeded in the following circumstances:

         - information services departments of potential customers choose instead to create their own technology internally or use third-party professional developers to create and maintain their sites;
         - competitors develop products, technologies or capabilities that render our Metaphoria products and related services obsolete or noncompetitive or that shorten the life cycles of these products and services; or
         - our Metaphoria products do not meet customer performance needs or fail to remain free of significant software defects or technical failures.

VARIATIONS IN OUR SALES CYCLE COULD IMPACT THE TIMING OF OUR REVENUE, CAUSING OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE.

         A lengthy sales cycle may have an impact on the timing of our revenue, which could cause our quarterly operating results to fluctuate. The period between our initial contact with a potential customer and the purchase of our software and services is often long and subject to delays associated with the budgeting, approval, and competitive evaluation processes, which frequently accompany significant capital expenditures such as the purchase of our software. We believe that a customer's decision to purchase our software and services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell our software and services, we generally must educate our potential customers regarding their use and benefits, which can require significant time and resources.

OUR CUSTOMER BASE IS RELATIVELY SMALL AT THIS TIME AND THE LOSS OF A MAJOR CUSTOMER COULD CAUSE OUR REVENUE TO DECLINE.

         We may continue to derive a significant portion of our revenue from a relatively small number of customers in the future. If a major customer decided not to continue to use our services or renew its license to use our products, our revenue could decline and our operating results and financial condition could be harmed.

FAILURE TO RESPOND TO RAPID TECHNOLOGICAL CHANGE COULD ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

         If we are unable to improve existing services and products, offer new services, enhance our Metaphoria technology and develop, acquire and market new products and services, we may not be able to generate profits from operations. New approaches to gather, exchange, integrate, personalize and syndicate information over the internet based on new technologies and industry standards could render our Metaphoria products obsolete and unmarketable. If we are unable to adequately respond to these changes, our revenues and market share could rapidly decline. In connection with the introduction of new products and enhancements, we could experience development delays and related cost overruns, which are not unusual in the software industry. Any delays in developing and releasing new products or enhancements to our Metaphoria products could result in:

         - cancellation of orders and license agreements and customer dissatisfaction;
         -        negative publicity;
         -        loss of revenues; and
         -        slower market acceptance.

IF WE ARE UNABLE TO COMPETE SUCCESSFULLY WITH COMPANIES DEVELOPING THEIR OWN INTERNAL E-BUSINESS INFRASTRUCTURE SYSTEMS AND OTHER PROVIDERS OF E-BUSINESS INFRASTRUCTURE SOLUTIONS, WE WILL NOT ACHIEVE OUR FINANCIAL OBJECTIVES.

         Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could negatively impact our ability to sell our products at the price levels required to support our continuing operations. There is competition on two distinct levels:

         -        from in-house development efforts by potential customers, and
         -        from third party competitors.

We expect the intensity of our competition to increase in the future. Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition, and well-established relationships with current and potential customers of ours. In addition, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

IF WE ARE UNABLE TO INCREASE MARKET AWARENESS AND SALES OF OUR METAPHORIA TECHNOLOGY, WE MAY FAIL TO ACHIEVE PROFITABILITY.

         We need to substantially expand our direct and indirect sales and distribution efforts in order to increase market awareness and sales of our Metaphoria technology and the related services we offer. We have recently expanded our direct sales force and plan to hire additional sales personnel. Sales of the Metaphoria technology and related services require a sophisticated sales effort targeted at multiple departments within an organization. Competition for qualified sales and marketing personnel is intense, and we might not be able to hire and retain adequate numbers of such personnel to maintain our growth. New hires will require training and take time to achieve full productivity. We also plan to expand our relationships with system integrators, enterprise software vendors and other third-party resellers to further develop our indirect sales channel.

OUR BUSINESS PROSPECTS MAY BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO ATTRACT AND RETAIN QUALIFIED PROFESSIONALS.

         If we are not successful in attracting, assimilating, and retaining qualified sales and technological personnel in the future or aligning with partners that have these skills, then we may not remain competitive. There is significant competition for professionals with the advanced technical skills necessary to perform the necessary product development and services. Our ability to recruit and retain such personnel will be a critical part of our success.

OUR DEBENTURE FINANCING MAY CAUSE US TO TAKE OTHER SIGNIFICANT CORPORATE
ACTIONS.

         We have issued 19.99% of our outstanding common stock (3,876,567 shares based on 19,393,809 shares outstanding on July 30, 1999) to an investor upon conversion of its outstanding debentures. Since there is outstanding principal and interest remaining to be converted under the debenture, we will be required to issue more than 19.99% of our common stock. In order to issue more than 19.99% of our outstanding shares of common stock, we will be required to seek shareholder approval. If we are unable to obtain shareholder approval for issuance of the shares of our common stock, in addition to the 19.99% shares of our common stock already issued to the investor, we may be required to remove ourselves from the NASDAQ stock market and to issue the number of shares required upon conversion of the outstanding principal and interest of the debenture.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE ON TERMS FAVORABLE TO US, IF AT ALL.

         We expect that if the placement agent sells all of the common stock offered under this offering, the net proceeds will be sufficient to meet our need for capital for at least the next twelve months. After that, we may need to raise additional capital, and we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If we cannot raise additional capital on acceptable terms, we may not be able to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.

WE FACE POTENTIAL LIABILITY AS A RESULT OF PENDING SHAREHOLDER SUITS.

         Between May 14, 1999 and July 13, 1999, we and current and former officers and directors were named as defendants in four purported class action lawsuits. The suits are filed in the United States District Court for the Western District of North Carolina. The legal costs incurred by us in defending ourselves and our officers and directors against this litigation, whether or not we prevail, could materially impact the operating results in the quarters in which those expenses are incurred. Further, in the event that the plaintiffs prevail, we also could be required to pay damages that would materially impact the operating results in the quarter and year in which the damages are incurred and could materially impact our financial condition. This litigation may be protracted and may result in a diversion of our management's attention and other resources. The suits purport to be brought on behalf of a class of persons that purchased our common stock between November 14, 1997 and April 1, 1999 and allege violations of the federal securities laws. The suits have been consolidated and a lead plaintiffs' group and lead plaintiffs' counsel have been appointed by the court. On September 17, 1999, a consolidated and amended class action complaint was filed. The suits allege that the defendants made material omissions and misrepresentations in public filings, press releases and other public statements during the purported class period. The suits seek class action status and an unspecified amount of damages, including compensatory damages, interest, attorney's and expert's fees and reasonable costs and expenses.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS COULD SUFFER.

         Our success is dependent upon our ability to use our proprietary technology to create revenue-producing opportunities. If we are not able to adequately protect our proprietary technology, we will be required to seek revenue from sources other than our current proprietary technology. We currently protect our proprietary rights through a combination of patent, copyright, trademark and trade secret law, confidentiality agreements and contractual provisions. Provisions of our client agreements, including provisions protecting against unauthorized use, copying, transfer and disclosure, may be unenforceable under the laws of some jurisdictions. We are also required to negotiate limits on these provisions from time to time. We may not be able to adequately deter misappropriation of proprietary information or to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

IF OUR INTELLECTUAL PROPERTY RIGHTS ARE CHALLENGED, WE MAY FACE POTENTIAL LIABILITY.

         In recent years, litigation involving patents and other intellectual property rights has increased. Patents exist which cover content aggregation and syndication software and services. We believe that we are either not using these patented solutions, software and services or have utilized them prior to the patent filing date. Regardless, we may be a party to litigation in the future to protect our intellectual property or for allegedly infringing other intellectual property rights. Such litigation may force us to do one or more of the following:

         - cease selling or using products or services that incorporate the challenged intellectual property;
         - obtain from the holder of the infringed intellectual property a license to sell or use the relevant technology, which license may not be available on reasonable pricing or business terms; or
         - redesign our affected products or services at additional cost to us.

MR. GRUDER EXERCISES SIGNIFICANT CONTROL OVER US.

         Mr. Gruder, our Chief Executive Officer and Chairman of the Board, is presently the beneficial owner of approximately 25% of our outstanding common stock. Although Mr. Gruder's percentage ownership of our outstanding common stock may be reduced as a result of this offering, any additional financing or the conversion or exercise of any outstanding convertible securities, Mr. Gruder will continue to be in a position to influence the election of directors and generally to direct our affairs, including significant corporate actions such as acquisitions, the sale or purchase of assets and the issuance and sale of our securities.

WE DO NOT PLAN TO PAY CASH DIVIDENDS ON OUR STOCK.

         Since our inception, we have not paid, and do not intend to pay, any cash dividends on our common stock in the foreseeable future. As a result, an investor in the common stock would only receive a return on the investment if the market price of the common stock increases.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549 or at its regional public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operations and locations of the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet World Wide Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information that can be found in the registration statement or in the exhibits to the registration statement. You should read the registration statement and its exhibits for a complete understanding of all of the information included in the registration statement.

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference becomes part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. We incorporate by reference the documents listed below that we have previously filed with the Securities and Exchange
Commission:

1.       Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
2.       Quarterly Report on Form 10-Q for the quarterly period ended March 31,
         1999;
3. Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999;
4. Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 1999;
5. Quarterly report on Form 10-Q for the quarterly period ended June 30, 1999;
6. Amendment No. 7 to our General Form for Registration of Securities on Form 10 filed with the Securities and Exchange Commission on July 1, 1999;
7. Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 1999;
8. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999; and
9. Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 1999.

         We also incorporate by reference in this prospectus additional documents that we may file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

         You may obtain the documents incorporated by reference as described above. You may also request a copy of these filings, at no cost, from us by writing or telephoning us at:

                       Information Architects Corporation
                                4064 Colony Road
                         Charlotte, North Carolina 28211
                                 (704) 365-2324

         We have authorized no one to give any information or to make any representations that are not contained in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. You must not rely on any unauthorized information.

         This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                RECENT FINANCING

         In July 1999 we sold $5 million in principal amount of 6% convertible debentures and issued to the debenture holder and the placement agent warrants to purchase up to a total of 475,965 shares of our common stock. The placement agent and the debenture holder have exercised the warrants, pursuant to cashless exercise provisions, and we have issued to them 372,173 shares of our common stock. In November 1999 we sold 4,033,921 shares of our common stock to various investors and issued warrants to the placement agent to purchase up to 448,111 shares of our common stock.

         On February 9, 2000 we filed Amendment No. 1 to our registration statement on Form S-3 (File No. 333-94979) relating to 4,482,032 shares of our common stock issued to various investors in the November 1999 private placement and issuable in connection with the warrants granted to the placement agent in November 1999. On February 10, 2000 we filed Amendment No. 2 to our registration statement on Form S-3 (File No. 333-94437) relating to 423,160 shares of our common stock issued or issuable in connection with the warrants issued to the debenture holder and the placement agent in July 1999.

                                   THE COMPANY

         We deliver information management solutions that empower organizations to securely distribute digital content and functionality across the internet. The Metaphoria software technology is an XML-based product suite that offers customized delivery of any digital information across the internet. The Metaphoria software technology enables aggregation of digital information content from any source computer system, including mainframes, client server systems, internet servers, intranets and extranets. Syndication is the means by which an organization customizes and distributes digital information helping companies improve data exchange and collaboration among its business partners, suppliers, and customers. Metaphoria's real-time aggregation and syndication technology enables users, from any internet site or internet enabled device, to access digital content and e-commerce software from any source computer system. This real-time digital access enhances the overall user experience and promotes loyalty to the website, leading to increased e-commerce generated revenues. The implementation and maintenance of these information management solutions require that we provide associated internet related services using highly trained technical personnel that are familiar with leading edge internet architecture and technology. Our executive offices are located at 4064 Colony Road, Charlotte, North Carolina 28211. Our telephone number at that address is (704) 365-2324.

                                 USE OF PROCEEDS

         We estimate that the net proceeds from the sale of the ________ shares of common stock offered under this prospectus by the placement agent, and sold using their best efforts acting as agents for us, to be approximately $32.8 million at an assumed public offering price of $____ per share and after deducting the estimated underwriting discount and offering expenses payable by us.

         We plan to use the proceeds for general corporate purposes, including a marketing campaign, increased development of our proprietary software and expansion of our direct sales force. We have no current specific plan for allocation of the proceeds. Prior to their expenditure, we will invest the net proceeds of this offering in short-term, interest-bearing securities.

          We will not receive any of the net proceeds from the sale of shares by the selling shareholder.

                               SELLING SHAREHOLDER

         Of the shares of our common stock offered by this prospectus, 150,000 shares will be sold by the selling shareholder, Ron Bloom. We issued 150,000 shares of our common stock to Mr. Bloom upon the exercise of warrants granted by us to purchase that number of shares of common stock, at a price of $2.00 per share, in connection with consulting services provided to us. Those consulting services were provided pursuant to an agreement, dated November 8, 1999, between us and Mr. Bloom. Except as a shareholder and consultant, the selling shareholder is not an affiliate of us and has not had any position, office or other material relationship with us within the past three years.

         The following table is based on 28,271,505 shares of common stock outstanding as of February 18, 2000.


------------------------------------------------------------------------------------------------------------
                               Number of                           Number of                    Percent of
                               Shares           Number of Shares   Shares                       Outstanding
                               Beneficially     Beneficially       Underlying  Shares Owned     Common Stock
                               Owned Before     Owned Before       Warrants    After the        Owned After
Name of Selling Shareholder    Offering-Direct  Offering-Indirect  Offered     Offering         Offering
---------------------------    ---------------  -----------------  ----------  ----------       ------------
Ron Bloom(1)                      320,000              0            150,000     170,000             *
------------------------------------------------------------------------------------------------------------

* Represents less than one percent (1%) of our outstanding shares of common stock.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions included in a placement agency agreement among us, the selling shareholder and the placement agent, Stonegate Securities, Inc., the placement agent has agreed to use its best efforts in acting as agent for the selling shareholder to place up to 150,000 shares of our common stock and as agent for us to place up to ________ shares of our common stock with third-party purchasers. The placement agent will not underwrite the transaction by purchasing the shares as principal and then reselling them, although:

         - in their role as agents, they may purchase some of the shares for their own account; and

         - they may distribute the shares through block trades in which they attempt to sell the shares as an agent, but they may position and resell a portion of the block as principal to facilitate the transaction.

         The placement agent proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and will receive a fee of 6% on each share placed and a number of warrants equal to 10% of the total shares placed, to purchase our common stock at an exercise price equal to the public offering price per share.

         We have agreed to indemnify the placement agent against, or to contribute to payments that the placement agent may be required to make with respect to, liabilities, including liabilities under the Securities Act of 1933, as amended.

         The placement agent may purchase and sell the shares in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids and purchases made to prevent or slow a decline in the market price of shares. Syndicate short positions arise when the placement agent sells more shares than we are required to sell to the public in the offering. The placement agent may repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of our shares, which may be higher as a result of these activities than it might otherwise be in the open market. These activities, if commenced, may be discontinued at any time without notice.

         We and the placement agent make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we and the placement agent make no representation that the placement agent will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.

         The placement agent and its affiliates have provided, and may continue to provide, investment banking services to us. We and Stonegate Securities, Inc. entered into a Placement Agency Agreement, dated November 18, 1999, related to the November private placement as disclosed in a Form 8-K filed by us on November 30, 1999 with the Securities and Exchange Commission. We and Stonegate Securities, Inc. also entered into an agreement, dated October 26, 1999, pursuant to which Stonegate Securities, Inc. provides us with investment banking services.

         We estimate that our share of the total expenses of the offering, excluding the placement agents' fee and commissions, will be approximately $25,000.00.

         The placement agent may be considered an "underwriter" within the meaning of Section 2(11) of the Securities Act. In such event, any commissions received by the placement agent may be deemed to be underwriting discounts and commissions under the Securities Act. The placement agent will deliver a copy of this prospectus to any U.S. person who purchases any of the shares through them.

                                  LEGAL MATTERS

         The validity of the common stock offered pursuant to this prospectus will be passed upon for us by McGuire, Woods, Battle & Boothe LLP, Charlotte, North Carolina.

                                     EXPERTS

         The financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Holtz Rubenstein & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                ----------------
                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
                                                                           ----

Prospectus Summary.......................................................    1
Risk Factors.............................................................    1
Where You Can Find More Information .....................................    7
Recent Financing.........................................................    8
The Company..............................................................    8
Use of Proceeds..........................................................    8
Selling Shareholder......................................................    8
Plan of Distribution.....................................................    9
Legal Matters............................................................   10
Experts..................................................................   10

                               ____________ SHARES




                       INFORMATION ARCHITECTS CORPORATION


                                  COMMON STOCK


                                 --------------
                                   PROSPECTUS
                                 --------------





                              February _____ , 2000

                       INFORMATION ARCHITECTS CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number
------

Item 14  Other Expenses of Issuance and Distribution.

         The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except Securities and Exchange Commission fees are estimates.

         Registration Statement--Securities and Exchange Commission   $ 9,900.00
         Accounting fees...........................................   $ 3,000.00
         Legal fees ...............................................   $10,000.00
         Miscellaneous.............................................   $ 2,100.00
         Total.....................................................   $25,000.00

Item 15  Indemnification of Directors and Officers.

         Reference is made to the North Carolina Business Corporation Act, G.S. 55-8-52 and 55-8-56, which provides that unless limited by our articles of incorporation, a North Carolina corporation must indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any actual or threatened proceeding to which he was, or was threatened to be made, a party because he is or was a director or officer of the corporation. This statutory right of indemnification covers all reasonable expenses incurred by the officer or director in connection with the proceeding, including counsel fees.

         A North Carolina corporation can eliminate an individual's statutory right to indemnification. However, our Bylaws provide that directors and officers shall have the right to be indemnified "to the fullest permitted by law" and further provide that expenses incurred by an officer or director shall be paid in advance of the final disposition of any investigation, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by us.

         In addition, a North Carolina corporation may, but is not required to, indemnify a director or officer against liability who has been named or threatened to be named a party to a proceeding because he is or was acting in that capacity if the officer or director (i) conducted himself in good faith,
(ii) had the reasonable belief that his conduct was in the corporation's best interests if he was acting in his official capacity, or if not acting in an official capacity, a reasonable belief that his conduct was not opposed to the corporation's best interests, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A North Carolina corporation may also purchase and maintain insurance on behalf of an officer or director against liability incurred by him in that capacity, whether or not the corporation would have the power to indemnify him under the statutory provisions of North Carolina.

Item 16  Exhibits.


         Exhibit
         Number
         ------
         1.1* Form of Placement Agent Agreement between us and Stonegate Securities, Inc., as placement agents.

         5.1*     Opinion of McGuire, Woods, Battle & Boothe LLP.

         23.1*    Consent of Holtz Rubenstein & Co., LLP, independent auditors.

         23.2*    Consent of McGuire, Woods, Battle & Boothe LLP (included in
                  Exhibit 5.1).

         24.1     Power of Attorney (included in signature page).
----------------------------------------------

* To be filed by amendment or to be incorporated by reference in a subsequently filed Form 8-K.


Item 17  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, We have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange

Act (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         We hereby undertake that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the city of Charlotte, state of North Carolina, on February 22, 2000.


                                        INFORMATION ARCHITECTS CORPORATION



                                        By: /s/ ROBERT F. GRUDER
                                            ------------------------------------
                                            Robert F. Gruder
                                            Chief Executive Officer and Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Robert F. Gruder as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


SIGNATURE                    TITLE                             DATE
--------------------------   --------------------------        ------------

/s/ Robert F. Gruder         Chief Executive Officer           February 22, 2000
------------------------     and Chairman of the Board
  (Robert F. Gruder)         (Principal Executive Officer)



/s/ J. Wayne Thomas          Chief Financial Officer           February 22, 2000
------------------------     (Principal Financial and
  (J. Wayne Thomas)          Accounting Officer)



/s/ Thomas J. Dudchik        Senior Vice President and         February 22, 2000
------------------------     Director
  (Thomas J. Dudchik)



/s/ Richard J. Blumberg      Director                          February 22, 2000
------------------------
  (Richard J. Blumberg)